                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):

                                 April 30, 2002
                                 --------------

                       COCA-COLA BOTTLING CO. CONSOLIDATED
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                       0-9286                   56-0950585
      --------------               ----------------          ------------------
(State or other jurisdiction       (Commission File            (IRS Employer
      of incorporation)                 Number)              Identification No.)



              4100 Coca-Cola Plaza, Charlotte, North Carolina 28211
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (704) 557-4400
                                 --------------
              (Registrant's telephone number, including area code)

Item 5.  Other Events
---------------------

The Company issued the following press release on April 30, 2002.

 Coca-Cola Bottling Co. Consolidated, 4100 Coca-Cola Plaza, Charlotte, NC 28211

[GRAPHIC REMOVED HERE]                                          News Release

                                          Media Contact:    Lauren C. Steele
                                                            VP Corporate Affairs
                                                            704-557-4551

                                          Investor Contact: David V. Singer
                                                            Executive VP & CFO
                                                            704-557-4604


FOR IMMEDIATE RELEASE        Symbol:  COKE
---------------------
April 30, 2002               Quoted:  The Nasdaq  Stock Market (National Market)

     Coca-Cola Bottling Co. Consolidated Reports First Quarter 2002 Results

o    Constant territory physical case volume increased by 2.8%
o    Operating cash flow increased by 8.6%
o    Interest expense declined by 22%
o    Net income was $3.4 million versus a prior year loss

CHARLOTTE, NC -- Coca-Cola Bottling Co. Consolidated today announced it earned $3.4 million or $.39 per share for the first quarter of 2002. This compares to a net loss of $1.8 million or $.20 per share for the first quarter of 2001.

On January 2, 2002, the Company purchased an additional interest in Piedmont Coca-Cola Bottling Partnership, a partnership with The Coca-Cola Company, increasing its ownership from 50% to approximately 55%. As a result of the increase in ownership, the financial results of Piedmont are consolidated with those of the Company beginning with the first quarter of 2002. During the first quarter of 2002, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," which had the effect of reducing amortization expense on a comparable basis by $5.1 million in the first quarter of 2002. EITF No. 01-09 "Accounting for Consideration Given by a Vendor to a Customer or Reseller of Vendor's Products" was effective for the Company beginning January 1, 2002, requiring certain expenses previously classified as selling, general and administrative expenses to be reclassified as deductions from net sales. Prior year results have been adjusted to reclassify these expenses as a deduction to net sales for comparability with current year presentation.

The Company's financial results in the first quarter reflect an 8.6% increase in operating cash flow and 22% lower interest expense offset by an increase in minority interest expense, when viewed on a comparable basis. The increase in operating cash flow resulted from a 4.8% increase in net sales and an improvement in operating margins. The increase in net sales reflects a 2.8% increase in bottle/can volume, approximately 1% higher average revenue per case, 16% higher contract sales to other bottlers and a 10% increase in fountain sales. The improvement in operating margins primarily reflects higher pricing, a favorable shift in package and channel mix and modest increases in operating costs. Interest expense declined as a result of reduced debt levels and lower average interest rates. The increase in minority interest reflects improved earnings results for Piedmont.

J. Frank Harrison, III, Chairman and CEO, said that he was pleased with the Company's performance in the first quarter of 2002. Mr. Harrison said, "The first quarter of 2002 represents the 6th consecutive quarter of solid volume growth and reflects the Company's focus on innovation to drive growth in our core carbonated soft drink ("CSD") brands." He also said, "The Company's continued focus on debt reduction has driven interest expense down and contributed to solid gains in net income."

William B. Elmore, President and COO, said, "Our results in the first quarter highlight the importance of innovation to our CSD business. Although our overall CSD business grew by 1%, the diet Coke and Mello Yello trademarks grew by 3% and 2%, respectively, reflecting the impact of the line extensions, diet Coke with lemon and Mello Yello Cherry and Melon. Furthermore, our 12-pack volume was up about 8% reflecting customer and consumer excitement with our new Fridge Pack(TM) packaging. With the success we have had with CSD innovations over the past twelve months, we are looking forward to the introduction of Vanilla Coke, which should create excitement around our flagship brand." Mr. Elmore added, "The Company continues to deliver excellent growth in Dasani, which was up more than 50% on a comparable territory basis for the first quarter of 2002." Mr. Elmore also said, "The nearly 3% volume growth in the first quarter came despite significantly less aggressive soft drink promotional activity, which led to volume declines for several of the Company's large customers. The fact that other customers' volume grew sufficiently to overcome these declines is indicative of the strong consumer demand for our brands." Mr. Elmore said that the Company remains focused on implementing net price increases, primarily in take-home channels, to cover costs and maintain profit margins. Mr. Elmore concluded his comments by saying that the Company will remain conservative in its capital spending, therefore he expects another year of solid free cash flow in 2002.

Forward-looking statements.

Included in this news release are several forward-looking management comments and other statements that reflect management's current outlook for future periods. These expectations are based on currently available competitive, financial and economic data along with the Company's operating plans, and are subject to future events and uncertainties. These statements include, among others, statements relating to our expectations concerning the introduction of Vanilla Coke, our expectations about net pricing, our expectations about capital spending and our expectations about free cash flow. Among the events or uncertainties which could adversely affect future periods are lower-than-expected net pricing resulting from increased marketplace competition, an inability to meet requirements under bottling contracts, an inability to meet performance requirements for expected levels of marketing support payments from The Coca-Cola Company, material changes from expectations in the cost of raw materials, the inability of our aluminum can or PET bottle suppliers to meet our demand, higher than expected fuel prices and unfavorable interest rate fluctuations. The forward-looking statements in this news release should be read in conjunction with the detailed cautionary statements found on pages 23 and 24 of the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2001.


                              -- Enjoy Coca-Cola --

Coca-Cola Bottling Co. Consolidated
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
In Thousands (Except Per Share Data)

                                                                                     First Quarter
                                                                     ----------------------------------------------
                                                                                                         Proforma
                                                                         2002             2001*            2001**
                                                                     -----------      -----------      ------------
Net sales                                                            $   283,198      $   223,700      $    270,328
Cost of sales                                                            148,616          120,801           143,408
                                                                     -----------      -----------      ------------
Gross margin                                                             134,582          102,899           126,920
Selling, general and administrative expenses                              96,520           73,591            91,859
Depreciation expense                                                      17,985           15,803            17,207
Amortization of goodwill and intangibles                                     687            3,720             5,823
                                                                     -----------      ------------     -------------
Income from operations                                                    19,390            9,785            12,031

Interest expense                                                          12,140           12,152            15,601
Other income (expense), net                                                 (899)            (579)             (312)
Minority interest                                                            759                               (936)
                                                                     -----------      ------------     -------------

Income (loss) before income taxes                                          5,592           (2,946)           (2,946)
Federal and state income taxes (benefit)                                   2,214           (1,164)           (1,164)
                                                                     -----------      -----------      ------------
Net income (loss)                                                    $     3,378      $    (1,782)     $     (1,782)
                                                                     ===========      ===========      ============


Basic net income (loss) per share                                    $       .39      $      (.20)     $      (.20)
                                                                     ===========      ============     ============

Diluted net income (loss) per share                                  $       .38      $      (.20)     $      (.20)
                                                                     ===========      ============     ============

Weighted average number of common                                          8,773            8,753             8,753
  shares outstanding

Weighted average number of common                                          8,857            8,753             8,753
  shares outstanding - assuming dilution

Income from operations                                               $    19,390      $     9,785      $     12,031
Amortization of goodwill and intangibles                                     687            3,720             5,823
Depreciation expense                                                      17,985           15,803            17,207
                                                                     -----------      -----------      ------------

Operating cash flow                                                  $    38,062      $    29,308      $     35,061
                                                                     ===========      ===========      ============

* Certain prior year amounts have been reclassified to conform to current year classifications.

** Certain prior year amounts have been reclassified to conform to current year classifications and includes the financial position of Piedmont Coca-Cola Bottling Partnership as if it were consolidated with that of the Company beginning January 1, 2001.

Coca-Cola Bottling Co. Consolidated
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
In Thousands

                                                                                                           Proforma
                                                                         March 31,        April 1,         April 1,
                                                                           2002             2001*          2001**
                                                                       -----------      -----------       ------------
ASSETS

Current Assets:


Cash                                                                    $    9,172       $    7,955        $    9,022
Accounts receivable, trade, net                                             81,303           62,369            82,043
Accounts receivable from The Coca-Cola Company                              15,475            7,788            10,302
Accounts receivable, other                                                   6,385            6,195             8,417
Inventories                                                                 40,852           35,925            41,519
Prepaid expenses and other current assets                                   15,615           16,498            17,112
                                                                        ----------       ----------        ----------
  Total current assets                                                     168,802          136,730           168,415
                                                                        ----------       ----------        ----------

Property, plant and equipment                                              826,018          708,394           766,761
Less-Accumulated depreciation and amortization                             347,045          284,268           310,556
                                                                        ----------       ----------        ----------
Property, plant and equipment, net                                         478,973          424,126           456,205
                                                                        ----------       ----------        ----------

Leased property under capital leases                                        60,761           12,626            21,019
Less-Accumulated amortization                                                9,982            5,507             8,030
                                                                        ----------       ----------        ----------
Leased property under capital leases, net                                   50,779            7,119            12,989
                                                                        ----------       ----------        ----------

Investment in Piedmont Coca-Cola Bottling Partnership                                        59,316
Other assets                                                                60,418           60,853            66,382
Franchise rights and goodwill                                              607,031          344,321           615,555
Other identifiable intangible assets                                         8,026           13,313            13,313
                                                                        ----------       ----------        ----------

Total                                                                   $1,374,029       $1,045,778        $1,332,859
                                                                        ==========       ==========        ==========








* Certain prior year amounts have been reclassified to conform to current year classifications.

** Certain prior year amounts have been reclassified to conform to current year classifications and includes the financial position of Piedmont Coca-Cola Bottling Partnership as if it were consolidated with that of the Company beginning January 1, 2001.

Coca-Cola Bottling Co. Consolidated
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
In Thousands

                                                                                                           Proforma
                                                                         March 31,         April 1,        April 1,
                                                                           2002             2001*           2001**
                                                                      ------------      ------------     ------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:

Portion of long-term debt payable within one year                       $  147,431       $   57,317        $   57,317
Current portion of obligations under capital leases                          5,715            2,454             3,883
Accounts payable, trade                                                     35,476           24,410            31,903
Accounts payable to The Coca-Cola Company                                    4,817            4,018             4,100
Due to Piedmont Coca-Cola Bottling Partnership                                               18,958
Other accrued liabilities                                                   68,257           49,040            58,921
Accrued compensation                                                         7,817            7,137             7,273
Accrued interest payable                                                    15,122           14,462            15,702
                                                                        ----------       ----------        ----------
  Total current liabilities                                                284,635          177,796           179,099
                                                                        ----------       ----------        ----------

Deferred income taxes                                                      160,578          146,512           171,172
Pension and retiree benefit obligations                                     32,941           24,950            24,950
Other liabilities                                                           60,510           50,673            54,456
Obligations under capital leases                                            41,811            1,991             5,010
Long-term debt                                                             717,625          620,156           815,156
                                                                        ----------       ----------        ----------
  Total liabilities                                                      1,298,100        1,022,078         1,249,843
                                                                        ----------       ----------        ----------

Minority interest                                                           56,452                             59,316

Stockholders' Equity:
Common Stock                                                                 9,454            9,454             9,454
Class B Common Stock                                                         3,009            2,989             2,989
Capital in excess of par value                                              89,559           97,569            97,569
Accumulated deficit                                                         (8,929)         (23,559)          (23,559)
Accumulated other comprehensive loss                                       (12,362)          (1,499)           (1,499)
                                                                        ----------       ----------        ----------
                                                                            80,731           84,954            84,954
Less-Treasury stock, at cost:
 Common                                                                     60,845           60,845            60,845
 Class B Common                                                                409              409               409
                                                                        ----------       ----------        ----------
  Total stockholders' equity                                                19,477           23,700            23,700
                                                                        ----------       ----------        ----------

Total                                                                   $1,374,029       $1,045,778        $1,332,859
                                                                        ==========       ==========        ==========

Signatures
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:

                          COCA-COLA BOTTLING CO. CONSOLIDATED
                          -----------------------------------
                                    (REGISTRANT)


Date:  May 3, 2002        BY:          /s/ David V. Singer
                             -------------------------------------------------
                                           David V. Singer
                              Principal Financial Officer of the Registrant
                                                and
                            Executive Vice President and Chief Financial Officer